UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) July 19, 2007



                           GENERAL MOTORS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



            STATE OF DELAWARE                                  38-0572515
            -----------------                                  ----------
        (State or other jurisdiction of                     (I.R.S. Employer
        Incorporation or Organization)                     Identification No.)


      300 Renaissance Center, Detroit, Michigan                 48265-3000
      -----------------------------------------                 ----------
      (Address of Principal Executive Offices)                  (Zip Code)




                                 (313) 556-5000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR
    240.14a-12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


===============================================================================

ITEM 8.01.  OTHER EVENTS

On July 19, 2007 General Motors Corporation (GM) issued a news release announcing global quarterly sales. The release is as follows:


          GM Announces Global Quarterly Sales In Excess of 2.4 Million
                  Vehicles; Record Sales Outside United States

o Chevrolet Aveo, Corsa, Optra and Celta Drive Record Sales Surge of 20 Percent In Latin America, Africa and the Middle East

o Record Sales Growth in South Korea, India and China Fuels 8 Percent Asia/Pacific Increase

o Europe Has Best-Ever Second Quarter; Sets All-Time Sales Record for First Half of 2007

o   GM Maintains Sales Leadership in Key Emerging Markets


DETROIT - General Motors sold 2.405 million cars and trucks around the world in the second quarter of 2007, reporting record sales outside the United States, according to preliminary sales figures released today. GM sold 2.395 million vehicles in the second quarter last year.

"GM's second quarter sales were driven by exceptionally strong demand in emerging markets. GM global sales of 4.67 million vehicles for the first half of the year reflects solid results, in fact we're on track to have our second-best annual sales performance in our almost 100-year history," John Middlebrook, GM vice president, Global Sales, Service and Marketing Operations, said today. "In the second quarter we experienced record sales growth around the globe including 20 percent growth in Latin America, Africa and the Middle East - an all-time quarterly record for that region, and 8 percent growth in the Asia/Pacific region. We're also pleased to see almost 5 percent growth in Europe where we sold more than 574,000 vehicles."

Chevrolet global sales of 1.13 million vehicles in the second quarter of 2007 were up more than 4,000 vehicles compared with a year ago. The brand grew by 34 percent in Europe, 24 percent in Latin America, Africa and the Middle East and 3 percent in Asia-Pacific.

Saturn sales in the United States and Canada were up 27 percent, based largely on the popularity of three new vehicles, the Sky roadster, Aura mid-car and Outlook mid-utility crossover vehicle. Saturn is launching the all-new Vue small utility crossover and soon will introduce the Astra small car. Saturn has two hybrid offerings in its lineup, the Aura Green Line and Vue Green Line.

Global sales highlights include:

o Second quarter 2007 global sales of 2.405 million vehicles.

o Second quarter sales outside the United States set a record. At 1.39 million vehicles, Q2 2007 sales outside of the United States accounted for about 58 percent of GM's total global sales, growing at close to 8 percent compared with Q2 2006, outpacing the industry average growth rate of 6 percent.

o In the Latin America, Africa and Middle East region, GM sales surged to 293,300 vehicles, up 20 percent in volume compared with 2006, which set the industry and GM record for the second quarter. Sales in Brazil were up 23 percent for the quarter.

o In the Asia/Pacific region, GM sales of 338,000 vehicles were 8 percent higher than the previous year's second quarter, and were a record for the quarter. GM China sales of 234,000 vehicles posted a more than 6 percent sales increase compared with 2006. GM remained the top-selling automaker in China. With these results, GM is on track to become the first manufacturer in China to exceed one million vehicles sold annually. GM's sales in China include sales by SAIC-GM-Wuling, in which GM owns the maximum permissible interest for a foreign company, 34 percent.

o In Europe, GM also set a quarterly sales record with deliveries of 574,000 vehicles, up 5 percent. Growth in Russia, up 106 percent, led the increase. Chevrolet achieved record European sales of 114,900 vehicles, up 34 percent, and is fueling GM's growth in Russia. Vauxhall sales strength in the UK helped offset significant reductions in the German market, keeping Opel/Vauxhall share in Europe at 7.4 percent for the first half of the year.

o In North America, planned reductions in daily rental sales and softness in the U.S. market due to increasing fuel prices and concerns about housing, resulted in sales of 1.20 million vehicles, a decline of 7 percent compared with a strong quarter the previous year. Despite a competitive market for full-size pickups, GM continues to show pickup truck segment leadership with share gains in the quarter thanks to the North America Truck of the Year Chevrolet Silverado and all-new GMC Sierra. GM's mid-car and mid-utility crossover segments also saw retail sales gains on the strength of mid-cars Saturn Aura, Pontiac G6 and Chevrolet Impala, and mid-utility crossovers GMC Acadia, Saturn Outlook and Buick Enclave.

Note: Global sales results are based on preliminary numbers reported and have been rounded.

General Motors Corp. (NYSE: GM), the world's largest automaker, has been the annual global industry sales leader for 76 years. Founded in 1908, GM today employs about 280,000 people around the world. With global headquarters in Detroit, GM manufactures its cars and trucks in 33 countries. In 2006, nearly
9.1 million GM cars and trucks were sold globally under the following brands:
Buick, Cadillac, Chevrolet, GMC, GM Daewoo, Holden, HUMMER, Opel, Pontiac, Saab, Saturn and Vauxhall. GM's OnStar subsidiary is the industry leader in vehicle safety, security and information services. More information on GM can be found at www.gm.com.

Note: GM sales and production results are available on GM Media OnLine at http://media.gm.com by clicking on News, then Sales/Production. In this press release and related comments by General Motors management, we use words like "expect," "anticipate," "estimate," "forecast," "objective," "plan," "goal" and similar expressions to identify forward-looking statements, representing our current judgment about possible future events. We believe these judgments are reasonable, but actual results may differ materially due to a variety of important factors. Among other items, such factors might include: the pace of introductions and market acceptance of new products; the effect of competition on our markets and significant changes in the competitive environment; price increases or shortages of fuel; and changes in laws, regulations or tax rates. GM's most recent annual report on Form 10-K and quarterly report on Form 10-Q provide information about these factors, which may be revised or supplemented in future reports to the SEC on Form 10-Q or 8-K.


                                      # # #

                           General Motors Corporation
                           Global Vehicle Sales Units

                                Q2                            CYTD
                --------------------------------------------------------------
                       2007       2006   % Chg        2007       2006   % Chg
                --------------------------------------------------------------
GMNA
  Chevrolet         696,498    772,905    -9.9   1,339,347  1,448,129    -7.5
  GMC               153,653    147,425     4.2     280,081    265,312     5.6
  Pontiac           136,232    143,899    -5.3     239,814    270,925   -11.5
  Saturn             78,089     61,531    26.9     139,964    113,417    23.4
  Cadillac           53,572     62,320   -14.0     102,962    115,466   -10.8
  Buick              52,739     70,667   -25.4      98,877    137,651   -28.2
  HUMMER             14,841     16,893   -12.1      28,597     35,158   -18.7
  Saab               10,445     10,262     1.8      18,377     19,142    -4.0
  Opel/Vauxhall         515        347    48.4       1,039        841    23.5
  Other               3,710      4,243   -12.6       6,733      7,191    -6.4
                --------------------------------------------------------------

Total             1,200,294  1,290,492    -7.0   2,255,791  2,413,232    -6.5


GME
  Opel/Vauxhall     434,561    434,848    -0.1     863,303    856,334     0.8
  Chevrolet         114,928     85,705    34.1     216,028    161,321    33.9
  Saab               23,074     25,961   -11.1      45,275     50,701   -10.7
  Cadillac            1,197      1,080    10.8       2,350      1,813    29.6
  HUMMER                486        456     6.6         915        956    -4.3
  Other                   0        180       0           0        373       0
                --------------------------------------------------------------

Total               574,246    548,230     4.7   1,127,871  1,071,498     5.3


GMLAAM
  Chevrolet         261,131    211,222    23.6     499,746    410,688    21.7
  Opel/Vauxhall      12,410     12,595    -1.5      25,123     24,534     2.4
  GMC                 7,640      9,849   -22.4      15,255     17,528   -13.0
  HUMMER              2,016        904   123.0       2,955      1,587    86.2
  Cadillac              945        637    48.4       1,771      1,170    51.4
  Buick                 231        237    -2.5         544        444    22.5
  Saab                  112         99    13.1         240        225     6.7
  Other               8,826      9,466    -6.8      18,129     19,060    -4.9
                --------------------------------------------------------------
Total               293,311    245,009    19.7     563,763    475,236    18.6


GMAP
  Wuling            115,774     97,382    18.9     279,719    227,195    23.1
  Buick              74,901     80,061    -6.4     157,499    145,836     8.0
  Chevrolet          64,069     62,356     2.7     125,163    116,833     7.1
  Holden             41,191     38,678     6.5      82,016     80,402     2.0
  Daewoo             36,883     29,748    24.0      72,150     56,382    28.0
  Cadillac            1,943        711   173.3       3,960      2,082    90.2
  Opel/Vauxhall       1,753      1,802    -2.7       2,959      3,301   -10.4
  Saab                1,046      1,017     2.9       2,032      2,135    -4.8
  HUMMER                 95        276   -65.6         230        609   -62.2
  Other                 200        192     8.1         419        418     3.2
                --------------------------------------------------------------

Total               337,855    312,223     8.2     726,147    635,193    14.3



GLOBAL
  Chevrolet       1,136,626  1,132,188     0.4   2,180,284  2,136,971     2.0
  Opel/Vauxhall     449,239    449,592    -0.1     892,424    885,010     0.8
  GMC               161,293    157,413     2.5     295,336    283,131     4.3
  Pontiac           136,244    143,939    -5.3     239,835    271,006   -11.5
  Buick             127,871    150,972   -15.3     256,920    283,944    -9.5
  Wuling            115,774     97,382    18.9     279,719    227,195    23.1
  Saturn             78,089     61,533    26.9     139,965    113,420    23.4
  Cadillac           57,657     64,748   -11.0     111,043    120,531    -7.9
  Holden             41,191     38,678     6.5      82,016     80,402     2.0
  Daewoo             36,883     29,748    24.0      72,150     56,382    28.0
  Saab               34,677     37,339    -7.1      65,924     72,203    -8.7
  HUMMER             17,438     18,529    -5.9      32,697     38,310   -14.7
  Other              12,724     13,893    -8.4      25,259     26,654    -5.2
                --------------------------------------------------------------

Total             2,405,706  2,395,954     0.4   4,673,572  4,595,159     1.7

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                               (Registrant)


Date:  July 19, 2007                 By:  /s/NICK S. CYPRUS
                                     ---  -----------------
                                          (Nick S. Cyprus
                                          Controller and
                                          Chief Accounting Officer)